NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

&

Charles J. Kalina, III

Medium Term Promissory Note w/Specified Repayment Structure

April 09, 2015

$50,000.00

FOR VALUE RECEIVED, the undersigned, CrossClick Media, Inc. (XCLK) (Maker), promises to pay to the order of Charles J. Kalina (Holder), or the successors and assigns, the Principal Sum of Twenty-Five Thousand ($25,000) dollars, plus a Loan Fee of Ten Thousand Dollars ($10,000) plus a Default Penalty of Fifteen Thousand ($15,000) dollars, for a total of Fifty Thousand Dollars ($50,000), subject to the terms and conditions set forth herein. The interest rate will be Ten (10%) Percent annually based solely on the outstanding principal, compounded monthly until maturity, which will be November 18, 2016 (Ten (10) days after the Federal Presidential Election on November 8, 2016).

Principal and interest payment shall be made to:

Charles J. Kalina

93 Grove Street

Somerville, NJ 08876

Holder is providing this loan to Maker as a bridge loan to provide funding and liquidity while Maker is awaiting an announcement by Hillary R. Clinton of her candidacy for President of the United States of America. This note shall include a Warrant (see Addendum “A”, attached) which will expire on November 18, 2016 (ten (10) days after the Federal Presidential Election on November 8, 2016), that provides the Holder the right to purchase two (2%) percent of the outstanding Common Stock of CrossClick Media, Inc. (XCLK) for Ten Thousand ($10,000) dollars at any time before the Warrant expires, which will be Ten (10) days after the National Presidential Election on November 8, 2016.

Each month, beginning on May 18, 2015, and on the 18th of each successive month (unless a weekend or holiday as stated in Addendum “B”, attached, for more on these dates), Maker will pay a sum of One Thousand ($1,000.00) dollars or Five (5%) percent of net revenues (to be more fully identified in Addendum “B”, attached) of Maker, whichever are higher. These monthly payments will retire the debt in the following order: Default Fee of Fifteen Thousand ($15,000) dollars first; then the Loan Fee of Ten Thousand ($10,000) dollars; then the accrued unpaid interest (the amount of interest that has accrued until the time as the Default and Loan Fees are fully retired); and followed by payment of both Principal & Interest for the remainder of the term of the note. Any unpaid balance will be retired as a balloon payment on the date of maturity which is November 18, 2016. All payments shall be made in lawful money of the United States of America.

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The Warrant, which provides Holder an opportunity to purchase Two (2%) percent of the Common Stock of CrossClick Media, Inc. (XCLK), will have a cost of Ten Thousand ($10,000) dollars. If the Warrant is fully paid by the Holder, then there will be no change to the structure of this note. However, if the Holder exercises the option to purchase the Warrant on a “Cashless” basis, then the remaining outstanding balance shall be reduced by that same amount, Ten Thousand ($10,000) dollars.

Maker will reimburse legal expenses to Holder for any costs and expenses incurred in enforcing this Note to the extent allowable by applicable law. Those expenses include, but are not limited to, reasonable attorney’s fees.

Maker and Holder waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Holder to give notice to other persons that amounts due have not been paid.

The Maker represents and warrants to Holder:

Organization and Qualification. The Maker, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to agree to all fees charged, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker’s Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

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No Integrated Offering. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder.

No Investment Company. The Company is not an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Maker is not controlled by an Investment Company.

This Note is a uniform instrument with limited variations in some jurisdictions.

Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Note Holder shall be 93 Grove Street,

Somerville, NJ 08876; and the address of the Maker shall be 8275 S. Eastern Ave, Suite 200-661, Las Vegas, NV 89123. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Governing Law. This Note shall be governed by the internal laws of the State of Nevada, without regard to conflicts of laws principles.

Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

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MAKER:

______________________________________                  April 09, 2015

Gary Gottlieb, Corporate Secretary Date

CrossClick Media, Inc.

HOLDER:

______________________________________                  April 09, 2015

Charles J. Kalina, III Date

Individual

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